                                AGENT AGREEMENT

     This AGENT Agreement (the "Agreement") is entered into as of August 1st,
                                ---------
1999 (the "Effective Date") by and between Xpeed, Inc., a California corporation
           --------------
having its principal place of business at 4699 Old Ironside Drive, Suite 300, Santa Clara CA 95054 ("Xpeed"), and Han Kook Chong Mil Ki Ind. Co., Ltd, a
                       -----
corporation organized and existing under the laws of the Republic of Korea, having its principal place of business at 11/th/ Floor, Manhattan Bldg., 32-2, Yeoido-Dong, Youngdungpo-Ku, Seoul, 150-010, Republic of Korea (the "AGENT").
                                                                     -----

     In consideration of the covenants and conditions contained herein, the parties agree as follows:

     1. DEFINITIONS.

          1.1 "Product" shall mean any of the products identified in Exhibit A.
               -------                                               ---------

          1.2 "Territory" shall mean the named accounts, or the geographic,
               ---------
market segment, or political area territory set forth on Exhibit B.
                                                         ---------

          1.3 "End-User" shall mean a customer to whom AGENT sells a Product
               --------
for use by such customer for consumer purposes or in the regular course of such customer's business and not for resale. In the case of AGENT's internal use of the Products, AGENT shall be deemed to be an End-User.

          1.4 "Agent" shall mean a representative of Xpeed's products to
               -----
customers in the Territory.

     2. GRANT OF RIGHTS.

          2.1 Appointment. Subject to the terms and conditions of this
              -----------
Agreement, Xpeed hereby appoints AGENT, and AGENT hereby accepts appointment, as an exclusive (refer to Exhibit D) independent AGENT for the resale and sublicense of only those Products set forth on Exhibit A in the Territory
                                               ---------
described in Exhibit B to commercial End-Users in the Territory for delivery and
             ---------
use in the Territory. AGENT shall not have the right to appoint any third parties to distribute Products to any End-User unless jointly agreed to with Xpeed in writing. AGENT shall not have the right to use, market or distribute the Product outside of the Territory without prior written consent from Xpeed. Xpeed reserves the right to revise the Territory upon thirty (30) days written notice to AGENT.

          2.2 No Other Rights. Except as expressly granted hereunder, Xpeed
              ---------------
grants no license, by implication, estoppel, or otherwise to the Product. AGENT acknowledges and agrees that its appointment under this Agreement is nonexclusive and that it obtains no exclusive rights to resell the Products with respect to any named accounts, or geographic, market segment, or political area. Xpeed or its licensors retains all rights not expressly granted to AGENT.

     3. AGENT'S OBLIGATIONS.

     In order to provide maximum protection and quality service to AGENT's customers, AGENT agrees to comply with the following obligations, which constitute Xpeed's minimum qualification criteria for United States AGENTs. AGENT's ability to meet and maintain the minimum qualification criteria within its immediate corporate organization within the Territory during the term of this Agreement shall constitute a condition precedent for AGENT's appointment as an AGENT. Failure to achieve and maintain such compliance shall constitute a default under this Agreement.

          3.1 AGENT represents that it has the facilities, resources, personnel and experience to promote, advertise, market, sell and sublicense the Products, and to perform its obligations under this Agreement. AGENT shall use its best efforts to promote, market, distribute, sell, and sublicense the Products within the Territory and shall not perform any act which may hinder or interfere with the supply and/or licensing of the Products. In no event shall AGENT make any representations or warranties regarding the Products, which are not included in, or which are inconsistent with information provided by Xpeed to AGENT.

          3.2 AGENT shall use its best efforts to attain each annual purchase quota ("Quota") contained in each AGENT Purchase plan (the "Purchase Plan").
        -----                                               -------------
AGENT agrees that Xpeed has the sole authority to set the Purchase Plan for the first and every subsequent year during which this Agreement is in effect. The first Purchase Plan is attached as Exhibit D. Both parties agree that Xpeed
                                   ---------
retains the right to determine the Agreement in default for failure to meet the quota and goals of any Purchase Plan. If for any reason Xpeed does not set a Purchase Plan for any renewal term, the Purchase Plan for the prior year shall apply. Xpeed may change the Purchase Plan at any time upon notice to AGENT, provided that if Xpeed changes the Purchase Plan during an annual term of the Agreement, the new Purchase Plan shall be applicable to the remaining portion, but not the prior portion, of that year. Xpeed and AGENT will periodically review AGENT's actual purchases of Products against AGENTs' Quota to determine what action, if any is appropriate in light of such a review.

          3.3 AGENT shall not delete any Xpeed tradenames, trademarks, logos, markings, colors and other insignia (the "Trademarks") that are affixed to the
                                          ----------
Products and included in related materials. AGENT may only use the Trademarks in conjunction with AGENT's marketing, sale and license of Products and in accordance with Xpeed's then-current guidelines on the use of Trademarks that will be provided, from time to time, at AGENT's request. AGENT shall refrain from any other direct or indirect use, reference to, registration of, application to register, or employment of Xpeed's Trademarks or those confusingly similar unless otherwise authorized in writing by Xpeed. Upon expiration or termination of this Agreement, AGENT shall take all necessary actions to transfer and assign to Xpeed, any right, title or interest in and to any of the Trademarks, and the goodwill related thereto, which AGENT may have acquired in any manner as a result of the handling and selling of Products under this Agreement and shall immediately cease to us any Trademark. AGENT agrees to immediately notify Xpeed of any infringement or potential infringement of any Trademark in the Territory.

          3.4 AGENT represents that it is qualified to support and shall support the Products in accordance with the service addendum attached as Exhibit E.
                                                                 ---------
AGENT agrees to attend any product
or similar training seminars which may be periodically offered by Xpeed by sending sales and support personnel. Such seminars will be conducted in English at locations designated by Xpeed. AGENT shall bear all travel, lodging, meal and other expenses of its personnel connected with such seminars.

          3.5 In recognition of the complexity of computer networking technology and to ensure the success of Product sales, AGENT shall remain a single-tier AGENT of Xpeed Products, selling directly to end-users. AGENT shall have no rights to appoint or authorize any third party to license and/or service the Products unless expressly agreed to in writing by Xpeed in its sole discretion.

          3.6 AGENT shall promptly advise Xpeed of any complaints or claims brought or threatened against AGENT with respect to the sale or use of the Products or with respect to any alleged patent, copyright, trademark, or other intellectual property infringement. AGENT shall take all reasonable, prompt and efficient actions to ensure customer satisfaction with the Products and shall resolve all customer complaints in an expedited manner. In the event that Xpeed receives three (3) or more complaints from AGENT's customers during any term of this Agreement which indicate that AGENT has failed to satisfactorily resolve reasonable customer complaints in a timely fashion, AGENT shall be in default and Xpeed may give AGENT written notice to cure in accordance with Section 11.2.

          3.7 AGENT shall comply with the terms and conditions of any and all programs and supplements ("Supplements") applicable to Xpeed United States
                           -----------
AGENTs and to the particular Products resold and sublicensed by AGENT hereunder and which are put in place or issued from time to time by Xpeed in its sole discretion. Such Supplements shall be incorporated into and made a part of this Agreement and shall only be binding as to the particular products intended by Xpeed to be applicable to each such Supplement.

          3.8 In order that AGENT will be able to promptly supply Products to its customers, AGENT agrees to purchase and maintain reasonable inventory levels as specified in the then-current Inventory Supplement. AGENT shall also purchase each Product that it plans to resell hereunder for sales demonstration purposes ("Sales Demos") which may be subject to special discounts as unilaterally
  -----------
determined by Xpeed. Each purchase order for Sales Demos shall state "For Demonstration Purposes." Xpeed reserves the unilateral right to limit the quantity and type of Products ordered for Sales Demos.

          3.9 Within thirty (30) days after AGENT's execution of this Agreement, AGENT shall provide Xpeed with a non-binding forecast of the quantity of Products, by Product type, of expected sales of Products for the next three (3) month period ("Forecast"). By the third Friday of every month thereafter, AGENT
               --------
shall provide a new Forecast for the then following three (3) month period.

          3.10 AGENT shall secure and maintain an insurance policy or policies adequately protecting AGENT and Xpeed against any loss, liability, or expense whatsoever, including product liability, worker's compensation, personal injury, fire, theft, death, property damages or otherwise, that may arise from the conduct of AGENT's business. Xpeed shall be an additional named insured on such policy or policies. AGENT shall furnish Xpeed with certificates evidencing all such insurance, which certificates shall contain provisions requiring the insurance carriers to five Xpeed at least thirty (30) days prior written notice of any cancellation or material change in such policy.

     4. XPEED'S OBLIGATIONS.

          4.1 Xpeed agrees to provide AGENT with a reasonable supply of Korean Language Product sales literature and marketing information ("Literature") at
                                                              ----------
then-current prices. AGENT shall return all Literature upon the expiration or termination of this Agreement.

          4.2 Xpeed shall offer to AGENT Product Certification and Sales training classes for applicable Products, which will be conducted at a location and in a format to be determined by Xpeed.

     5. PRICES.

          5.1 During the term of this Agreement, AGENT shall be entitled to purchase the Products at the prices set forth in Xpeed's then-current Price List, less any applicable discounts in accordance with the then-current Discount Schedule Supplement. The current Discount Schedule Supplement is listed in Exhibit C. All prices are exclusive of all taxes and other charges, including
----------
but not limited to, shipping, handling, insurance, brokerage and other related charges, governmental sales, use, excise, privilege, occupational, value-added or other similar taxes, duties or assessments.

          5.2 Xpeed shall be free to periodically change the Price List or Discount Schedule Supplement for any Products sold under this Agreement at any time without advance notice to AGENT.

          (a) In the event of an Xpeed price increase, all orders shipped on or after the effective date of such price increase shall be filled at the new higher price. Xpeed shall, however, honor all Xpeed accepted and scheduled AGENT purchase orders for the Products received by Xpeed prior to notice of the date of the price increase at the prices in effect as of the date the order was received. The above notwithstanding, Xpeed agrees to deliver at the original price and for a period not to exceed six (6) months from the effective date of the new higher price, Products which are required for AGENT to fulfill its long-term fixed-price contractual commitments. AGENT shall, within thirty (30) days of the date of such price revision, notify Xpeed in writing of any and all such contractual obligations, providing to Xpeed adequate evidence and copies of supporting documentation thereof and of all relevant purchase orders placed on AGENT by each of AGENT's customers pursuant to such obligations. Failure to so notify Xpeed within said thirty (30) day period shall constitute a waiver of AGENT's claim under this Section 5.2.

          (b) In the event of an Xpeed price decrease, all products shipped on or after the effective date of such price decrease shall be filled at the new lower price.

          5.3 AGENT and Xpeed to jointly agree on the pricing structure AGENT charges its customers for the Products and services. Xpeed may suggest and advertise a suggested retail price for its Products.

     6. PAYMENT.

          6.1 AGENT agrees to open a "Confirmed, Irrevocable Letter of Credit" in US Dollars, thirty (30) days prior to shipment of the products. All such Letter of Credits will be payable to the following account, in US Dollars:

               Nara Bank                     Account: 05-101530-01
               1102 E. El Camino Real        Routing: 11210090
               Sunnyvale, CA 94087           Account Name: Xpeed, Inc.

          6.2 Except for taxes based on Xpeed's net income, AGENT shall pay any applicable sales, use, excise, privilege, occupational, value-added or other similar taxes, duties or assessments, or amounts levied in lieu of such taxes, now or later imposed under the authority of any national, state or local taxing authority, based on or measured by (i) charges set forth in this Agreement, (ii) upon sales of the Products to AGENT or their use, or (iii) upon importation of the Products into the Territory. Any claim for sales tax or duty exemption by AGENT shall be effective only after Xpeed's receipt of all proper exemption forms.

          6.3 AGENT shall pay or reimburse Xpeed for all shipping costs including transportation, brokerage, handling, and other costs incurred in delivering the Products from Xpeed's point of shipment.

     7. ORDERING.

          7. 1 Shipments of the Products shall only be made against written purchase orders issued by AGENT to Xpeed in the United States and which reference this Agreement. At a minimum, each purchase order shall specify the following items:

               (a) A complete list of the Products covered by the purchase order, specifying the quantity, model number and description of each;

               (b) The price of each Product, any applicable discounts, and any additional charges and costs;

               (c) The billing address, the destination to which the Products will be delivered, and the requested delivery date; and

               (d) The signature of AGENT's employee or agent who possesses the authority to place such an order.

          7.2 All orders are subject to acceptance by Xpeed and assignment of delivery schedules in accordance with Product availability. Xpeed shall acknowledge AGENT's purchase orders in writing within five (5) days after receipt. Xpeed's acknowledgment shall note any exceptions regarding matters such as the items ordered, configuration, and Product pricing. Xpeed shall also confirm the requested delivery date or offer an alternative delivery date. In no event shall any order be binding on Xpeed until AGENT's order and Xpeed's acknowledgment are in agreement as to the items ordered, configuration, pricing, delivery dates, and all other material terms. Xpeed shall use reasonable efforts to meet agreed-upon projected delivery dates for the Products. Xpeed shall not be liable for delivery delays.

          7.3 No purchase order, acknowledgment form, or other document or communication from either party shall vary the terms and conditions of this Agreement unless both parties expressly agree in writing.

     8. DELIVERY.

          8.1 All deliveries of the Products purchased pursuant to this Agreement shall be for destinations only in the United States and will be made F.O.B. Xpeed's plant or other point of shipment. All Products will be packaged for shipment in accordance with standard industry practices.

          8.2 Unless AGENT has otherwise notified Xpeed in writing, Xpeed shall select a freight forwarder for transporting the shipment. Notwithstanding AGENT's notification to Xpeed of particular shipping instructions, Xpeed shall be free to select any freight forwarder in its discretion for logistical purposes.

          8.3 Risk of loss and title (excluding software) to the Products shall pass to AGENT upon delivery to the selected common carrier at Xpeed's plant or other point of shipment. Insurance coverage on all shipments is the responsibility of AGENT. All transportation and shipping costs shall be charged to AGENT's account. AGENT must notify Xpeed in writing within ten (10) days of receipt of Products of any discrepancies in the shipment of such Products.

          8.4 Xpeed may make changes in the Products in whole or in part to be supplied to AGENT at any time prior to delivery to include electrical or mechanical design refinements deemed appropriate by Xpeed without any obligation to modify or change any Products previously delivered to AGENT. Xpeed reserves the unilateral right at any time to effect changes in or discontinue the sale or license of any of its Products. Xpeed shall also have the right to deliver Products, which comply with earlier specifications. In no event shall Xpeed be liable to AGENT for damages or any nature whatsoever as a result of its actions under this Section.

     9. RESCHEDULING AND CANCELLATION OF ORDERS.

          9.1 Upon at least thirty (30) days' prior written notice to Xpeed, AGENT may reschedule the delivery of any Products scheduled for shipment by up to ninety (90) days at no charge. Orders may, however, be rescheduled only once. AGENT's request to reschedule any delivery with less than thirty (30) days' prior written notice to Xpeed shall be at the sole discretion of Xpeed and shall be subject to a rescheduling charge of ten percent (10%) of the net order value of the rescheduled portion of the order.

          9.2 Upon at least sixty (60) days' written notice to Xpeed prior to the originally scheduled shipment date of Products under this Agreement, AGENT may cancel any shipment of the Products without charge. The following cancellation charges based on the total invoice shall apply to any cancellations made by AGENT less than sixty (60) days prior to shipment as liquidated damages and not as a penalty based on the number of days prior to the scheduled delivery that written notice of cancellation is received by Xpeed. (See Exhibit D for superceding conditions):

               Days Notice                Charge
          ---------------------        ---------------
          Greater than 60 days              0%
          3l -- 60 days                     5%
          0 -- 30 days                     10%

     10. LIMITED WARRANTIES.

          10.1 Product Warranty. Xpeed warrants to AGENT that, for a period of
               ----------------
thirteen (13) months from the date of delivery of the Product, the Product will, under normal use, be free from defects in material and workmanship and that the Product, when delivered, will perform in substantial accordance with the documentation supplied by Xpeed with such Product. Xpeed's sole obligation under this warranty is to use reasonable efforts to correct or replace any non-conforming Product or, in Xpeed's sole discretion, to require return of such Product and refund to AGENT all amounts paid by AGENT hereunder with respect to such nonconforming Product. Warranty claims must be made within ten (10) business days after the thirteen (13) month warranty period has expired, and must be made by AGENT and not End-Users.

          10.2 Xpeed will appoint service organization to manage the service and warranty process (Exhibit E) for the product listed in Exhibit A.

          10.3 Disclaimer. XPEED MAKES NO OTHER WARRANTIES, EXPRESS, IMPLIED,
               ----------
STATUTORY OR OTHERWISE, WITH RESPECT TO THE PRODUCT OR ANY SERVICES PROVIDED HEREUNDER, AND XPEED SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE, MERCHANTABILITY, AND NONINFRINGEMENT. XPEED DOES NOT WARRANT THAT THE PRODUCT OR ANY SERVICES PROVIDED HEREUNDER WILL MEET AGENT'S OR ITS END-USERS' REQUIREMENTS, THAT THE OPERATION OF THE PRODUCT WILL BE UNINTERRUPTED OR ERROR FREE, OR THAT DEFECTS IN THE PRODUCT WILL BE CORRECTED.

          10.4 Representations. AGENT shall not make any warranties or
               ---------------
representations binding on Xpeed with respect to the Product, and AGENT shall limit its representations regarding the Product to those contained in this Agreement. AGENT shall indemnify and hold Xpeed harmless from and against warranty claims made by End-Users for warranties made by AGENT that exceed the scope of the warranty expressly set forth above.

     11. TERM AND TERMINATION.

          11. 1 Term. This Agreement shall commence upon the Effective Date and
                ----
shall continue in force for an initial term of three (3) years (see Exhibit D
Item 4) unless terminated earlier under the terms of this Section 11 or is superceded by the bilateral Manufacturing Agreement. This

Agreement will renew automatically each of the three (3) years as long as the terms of Exhibit D Item 4 are satisfied.

          11.2 Termination. This Agreement may be terminated by either party
               -----------
upon notice if the other party (i) breaches any material term or condition of this Agreement and fails to remedy the breach within sixty (60) days after being given notice thereof, or, in the event such breach is not reasonably susceptible of cure within sixty (60) days, such longer period as is reasonably necessary, or (ii) ceases to function as a going concern or to conduct operations in the normal course of business, or (iii) has a petition filed by or against it under any state or federal bankruptcy or insolvency laws which petition has not been dismissed or set aside within sixty (60) days of filing.

          11.3 Effect of Termination. In the event this Agreement is terminated,
               ---------------------
AGENT' rights under this Agreement shall terminate, provided, however, that each End-User's right to use the Product previously licensed to it by AGENT shall survive. All Products and other Xpeed materials provided hereunder will remain the property of Xpeed and its licensors. Within thirty (30) days after the termination of this Agreement, AGENT will prepare all such items in its possession or control for shipment, or destroy such materials as Xpeed may direct. Upon termination of this Agreement, neither party will retain any copies of Confidential Information which may have been entrusted to it by the other party, and within thirty (30) days of a written request by the other party, an officer of each party shall certify to the other party that all copies of Confidential Information of the other party received hereunder have been returned or destroyed.

          11.4 Limitation. In the event of termination by either party in
               ----------
accordance with any of the provisions of this Agreement, neither party shall be liable to the other because of such termination, for compensation, reimbursement or damages (i) on account of the loss of prospective profits or anticipated sales or on account of expenditures, inventory, investment, leases or commitments in connection with the business or goodwill of Xpeed or AGENT, or
(ii) under any legal theory of special damages or consequential damages.

          11.5 Survival of Provisions. The provisions of Sections 2.2, 3.3, 3.5,
               ----------------------
3.6, 3.7, 5, 6, 10, 11, 12, 13, 14, 15, and 16 of this Agreement shall survive the termination of this Agreement for any reason. All other rights and obligations of the parties shall cease upon termination of this Agreement.

     12. PROPERTY RIGHTS.

          12.1 Property Rights. AGENT acknowledges and agrees that, as between
               ---------------
Xpeed and AGENT, Xpeed owns all right, title, and interest in the Product subject to this Agreement, and in all of Xpeed's patents, trademarks, trade names, inventions, copyrights, know-how, and trade secrets relating to the Product.

          12.2 Protection. AGENT will do all things reasonably requested by
               ----------
Xpeed to protect Xpeed's intellectual property rights as those reasonably relate to AGENT's use, sale, and distribution of the Products under the terms of this Agreement, including without limitation copyrights, patent rights, trademarks and trade secrets.

          12.3 Proprietary Notices. AGENT will ensure that all Products sold or
               -------------------
otherwise distributed by AGENT, as applicable, will incorporate copyright and other proprietary notices in the same manner that Xpeed incorporates such notices in the Product or in any other manner reasonably requested by Xpeed. AGENT shall not, and shall require that its End-Users do not, remove, alter, cover or obfuscate any copyright notices or other proprietary rights notices placed on, or embedded in the Product by Xpeed.

          12.4  Trademarks. During the Term of this Agreement, AGENT shall have
                ----------
the right to indicate to the public that it is an authorized Agent of Xpeed's Product and to advertise such Product under the Trademarks. All representations of the Trademarks that AGENT intends to use shall be exact copies of those used by Xpeed, or shall first be submitted to Xpeed for approval (which shall not be unreasonably withheld) of design, color and other details. In addition, AGENT shall fully comply with all reasonable guidelines, if any, communicated by Xpeed concerning the use of the Trademarks.

          12.5  Restrictions. AGENT shall not alter or remove any of the
                ------------
Trademarks affixed to or embedded in the Products by Xpeed. Except as set forth in Section 12.4, nothing contained in this Agreement shall grant or shall be deemed to grant to AGENT any right, title or interest in or to the Trademarks. At no time during or after the term of this Agreement shall AGENT challenge or assist others to challenge the Trademarks or the registration thereof or attempt to register any trademarks, marks or trade names confusingly similar to those of Xpeed. Upon termination of this Agreement, AGENT shall immediately cease to use all the Trademarks.

     13. CONFIDENTIAL INFORMATION.

          13.1  Definition. As used in this Agreement, the term "Confidential
                ----------                                       ------------
Information" shall mean any information disclosed by one party to the other
-----------
pursuant to this Agreement that is in written, graphic, machine readable or other tangible form and is marked "Confidential," "Proprietary," or in some other manner to indicate its confidential nature. Confidential Information may also include oral information disclosed by one party to the other pursuant to this Agreement, provided that such information is designated as confidential at the time of disclosure and reduced to a written summary by the disclosing party, within thirty (30) days after its oral disclosure, which is marked in a manner to indicate its confidential nature and delivered to the receiving party.

          13.2  General. Each party shall treat as confidential all Confidential
                -------
Information of the other party, shall not use such Confidential Information except as expressly set forth herein or otherwise authorized in writing, shall implement reasonable procedures to prohibit the disclosure, unauthorized duplication, misuse or removal of the other party's Confidential Information and shall not disclose such Confidential Information to any third party except as may be necessary and required in connection with the rights and obligations of such party under this Agreement, and subject to confidentiality and nonuse obligations at least as protective as those set forth herein. Without limiting the foregoing, each of the parties shall use at least the same procedures and degree of care which it uses to prevent the disclosure of its own confidential information of like importance to prevent the disclosure of Confidential Information disclosed to it by the other party under this Agreement, but in no event less than reasonable care. The parties further agree to keep confidential the terms and conditions of this Agreement.

          13.3 Exceptions. Notwithstanding the above, neither party shall have
               ----------
liability to the other with regard to any Confidential Information of the other which: (i) was generally known and available in the public domain at the time it was disclosed or becomes generally known and available in the public domain through no fault of the receiving party; (ii) was known to the receiving party at the time of disclosure; (iii) is disclosed with the prior written approval of the disclosing party; (iv) was independently developed by the receiving party without any use of the disclosing party's Confidential Information; or (v) becomes known to the receiving party from a source other than the disclosing party without breach of this Agreement by the receiving party and otherwise not in violation of the disclosing party's rights.

          13.4 Employee Agreements. Each party shall obtain the execution of
               -------------------
non-disclosure agreements with its employees, agents and consultants having access to Confidential Information of the other party, and shall diligently enforce such agreements.

          13.5 Remedies. If either party breaches any of its obligations with
               --------
respect to confidentiality and unauthorized use of Confidential Information hereunder, the other party or its licensors shall be entitled to equitable relief to protect its interest therein, including but not limited to injunctive relief, as well as money damages.

     14. INTELLECTUAL PROPERTY INDEMNITY.

          14.1 Indemnification. Xpeed shall defend, indemnify and hold AGENT
               ---------------
harmless from and against all damage, liability, claim, action, demand, loss, settlement, expense and costs (including, without limitation, reasonable attorney's fees and court costs) arising out of any claim that the Product improperly includes third party copyrighted subject matter or third party trade secrets, and will, at its sole cost and expense defend any suit or proceeding brought against AGENT relating thereto, provided that AGENT (i) promptly notifies Xpeed of the claim of infringement or legal proceeding, (ii) gives Xpeed the authority to settle, compromise or litigate such suit or proceeding, and (iii) does not settle, or agree to settle, any such suit without the prior written permission of Xpeed. If it is adjudicatively determined, or if Xpeed believes it may be determined, that the Product infringes in the manner described above, then Xpeed shall, at its option do one of the following: (a) procure for AGENT the right to use or distribute such Product in the Territory as contemplated herein; (b) replace or modify the Product with a functionally equivalent product; or (c) if (a) and (b) are not practicable, as determined in Xpeed's sole discretion, terminate this Agreement with respect to such Product. Xpeed will not be liable for any costs or expenses incurred without its prior written authorization.

          14.2 Limitation. Notwithstanding the provisions of Section 14.1 above,
               ----------
Xpeed assumes no liability to the extent such claims are based on (i) combination of the Product with software or hardware not provided by Xpeed if the infringement would have been avoided by use of the Product alone; (ii) any marking or branding not applied by Xpeed or applied at the request of an authorized employee of AGENT; or (iii) any modification of the Product, or any part thereof, unless such modification was made by or authorized by Xpeed, if the infringement would have been avoided in the absence of such modification.

          14.3 Entire Liability. THE FOREGOING PROVISIONS OF THIS SECTION 14
               ----------------
STATE THE ENTIRE LIABILITY AND OBLIGATIONS OF XPEED, AND THE EXCLUSIVE REMEDY OF AGENT, WITH RESPECT TO THE INFRINGEMENT OF ANY PATENT, COPYRIGHT, TRADEMARK, TRADE SECRET OR OTHER INTELLECTUAL PROPERTY RIGHT BY THE PRODUCT.

     15. LIMITED LIABILITY.

     EXCEPT FOR LIABILITY UNDER SECTION 13 AND LIABILITY FOR THIRD PARTY CLAIMS ARISING UNNDER SECTION 14, EACH PARTY'S LIABILITY ARISING OUT OF THIS AGREEMENT, THE TERMINATION THEREOF, AND/OR THE PROVISION OF GOODS OR SERVICES HEREUNDER WILL BE LIMITED TO THE AMOUNT PAID BY AGENT HEREUNDER. EXCEPT FOR LIABILITY UNDER SECTION 13 OR LIABILITY FOR THIRD PARTY CLAIMS ARISING UNDER SECTION 14, IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER PARTY OR ANY OTHER ENTITY FOR LOSS OF DATA, COSTS OF PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES OR ANY SPECIAL, CONSEQUENTIAL OR INCIDENTAL DAMAGES, UNDER ANY CAUSE OF ACTION, WHETHER FOR BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE), OR OTHERWISE, AND WHETHER OR NOT SUCH PARTY OR ITS AGENTS HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE. THIS LIMITATION WILL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY PROVIDED HEREIN.

     16. MISCELLANEOUS.

          16.1 Governing Law. This Agreement shall be governed by and
               -------------
interpreted in accordance with the laws of California without reference to conflict of laws principles and excluding the 1980 United Nations Convention on Contracts for the International Sale of Goods. Any claim, controversy, or dispute (collectively, "Disputes") concerning any issues arising out of or
                        --------
relating to this Agreement shall be submitted in writing to the legal departments of each party, who shall attempt to resolve the Dispute. In the event the legal departments are unable to resolve the Dispute within thirty (30) business days, the Dispute shall be escalated in writing to executive management of the companies who shall attempt to resolve the Dispute. In the event there is no resolution after this process, the parties may proceed to resolve the Dispute as they individually see fit.

          16.2 Assignment. Neither party may assign or delegate this Agreement
               ----------
or any of its licenses, rights or duties under this Agreement, directly or indirectly, by operation of law or otherwise, without the prior written consent of the other party, except in the case of a sale or other transfer of substantially all such party's assets or equity, whether by sale of assets or stock or by merger or other reorganization, provided that the assignee has agreed in writing to be bound by all the terms and conditions of this Agreement, and further, provided that AGENT may not assign this Agreement or any of its licenses, rights or duties hereunder, to any entity which, in the reasonable judgement of Xpeed, is a direct competitor of Xpeed. Upon any such attempted prohibited assignment or delegation this Agreement shall automatically terminate. Except as provided above, this Agreement shall inure to the benefit of each party's successors and assigns.

          16.3 Authority. Each party represents that all corporate action
               ---------
necessary for the authorization, execution and delivery of this Agreement by such party and the performance of its obligations hereunder has been taken.

          16.4 Notices. All notices, demands or consents required or permitted
               -------
under this Agreement shall be in writing. Notice shall be considered delivered and effective (a) when personally delivered; (b) the day following transmission if sent by telex, telegram or facsimile followed by written confirmation by registered overnight carrier or certified United States mail; or (c) one (1) day after posting when sent by registered private overnight carrier (e.g., DHL, Federal Express, etc.); or (d) five (5) days after posting when sent by certified United States mail. Notices shall be sent to the parties at the addresses set forth on the first page of this Agreement or at such other address as shall be given by either party to the other in writing.

          16.5 Partial Invalidity. If any paragraph, provision, or clause in
               ------------------
this Agreement shall be found or be held to be invalid or unenforceable in any jurisdiction in which this Agreement is being performed, the remainder of this Agreement shall be valid and enforceable and the parties shall negotiate, in good faith, a substitute, valid and enforceable provision which most nearly effects the parties' intent in entering into this Agreement.

          16.6 Counterparts. This Agreement may be executed in two or more
               ------------
counterparts, all of which, taken together, shall be regarded as one and the same instrument.

          16.7 Amendment and Waiver. No modification, amendment or waiver of any
               --------------------
provision of this Agreement shall be effective unless in writing, with explicit reference to this Section 16.7, and signed by the party to be charged. The failure of either party to enforce at any time the provisions of this Agreement shall in no way constitute a present or future waiver of such provisions, nor in any way affect the right of either party to enforce each and every such provision thereafter.

          16.8 Independent Contractors. The relationship of Xpeed and AGENT
               -----------------------
established by this Agreement is that of independent contractors, and nothing contained in this Agreement shall be construed to constitute the parties as partners, joint venturers, co-owners or otherwise as participants in a joint or common undertaking, or allow either party to create or assume any obligation on behalf of the other party. All financial obligations associated with a party's business are the sole responsibility of such party.

          16.9 Export Control. AGENT understands and acknowledges that Xpeed is
               --------------
subject to regulation by agencies of the United States Government, including, but not limited to, the U.S. Department of Commerce, which prohibit export or diversion of certain technology to certain countries. Any and all obligations of Xpeed to provide the Product, as well as any other technical information or assistance shall be subject in all respects to such United States laws and regulations as shall from time to time govern the license and delivery of technology abroad by persons subject to the jurisdiction of the United States, including the Export Administration Act of 1979, as amended, any successor legislation, and the Export Administration Regulations issued by the Department of Commerce, Bureau of Export Administration. AGENT warrants that it will comply with the Export

Administration Regulations and other United States laws and regulations governing exports in effect from time to time.

          16.10  Governmental Approvals. AGENT represents and warrants that it
                 ----------------------
will obtain all required approvals of the government of any country outside the United States in which it markets or distributes the Product in connection with this Agreement. AGENT understands and agrees that it may not market or distribute the Product in any jurisdiction that is outside of its Territory.

          16.11  Applicable Laws. AGENT agrees that it will comply with all
                 ---------------
applicable laws of each jurisdiction applicable to AGENT's activities under this Agreement.

          16.12  Force Majeure. Nonperformance of either party, except the
                 -------------
payment of money, shall be excused to the extent that performance is rendered impossible by strike, fire, acts of God, governmental acts or orders or restrictions, failure of suppliers, or any other reason where failure to perform is beyond the reasonable control of and is not caused by the negligence of the non-performing party. In the event such delay extends delivery of Product beyond thirty (30) days, AGENT may cancel such corresponding purchase order without liability for such cancellation.

          16.13  Entire Agreement. The terms and conditions herein contained,
                 ----------------
including all Exhibits which are hereby incorporated herein by reference, constitute the entire agreement between the parties and supersede all previous agreements and understandings, whether oral or written, between the parties hereto with respect to the subject matter hereof, and no agreement or understanding varying or extending the same shall be binding upon either party hereto unless in a written document signed by the party to be bound thereby.

          16.14  Construction. The subject headings of the sections of this
                 ------------
Agreement are included for convenience only and shall not affect the construction or interpretation of any of its provisions. The neuter gender shall be construed to include the masculine and feminine and vice versa. The singular number shall be construed to include plural and vice versa. The parties agree that they have been represented by counsel during the negotiation, preparation, and execution of this Agreement and therefore waive the application of any law, regulation, holding, or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

          16.15  Market Conditions. This Agreement may be reviewed by both
                 -----------------
parties should the Korean Market conditions change. Any modifications to this Agreement must be approved in writing by both parties.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by duly authorized officers or representatives as of the date first above written.

XPEED CORPORATION                       AGENT

By: /s/ Michael Pak                     For: /s/ BH Chang
   -------------------------                -----------------------------------
Name: Michael Pak                       Name: BH Chang
     -----------------------                 ----------------------------------
Title: President/CEO.                   Title: President/CEO.
      ----------------------                  ---------------------------------
Company: Xpeed, Inc.                    Company: Han Kook Chung Mil Ki Co., Ltd
        --------------------                   --------------------------------
Date: August 25, 1999                   Date: Aug. 25, 1999
     -----------------------                 ----------------------------------

                                   EXHIBIT A

                                    Product
                                    -------

XTAN400H       ANSI 1.413.2 ADSL Full Rate (Alcatel Compatible) Modem

                                   EXHIBIT B

                                   Territory
                                   ---------

                               REPUBLIC OF KOREA

                                   EXHIBIT C

                   Price List & Discount Schedule Supplement
                   -----------------------------------------

                       Suggested List Price: $199.00 U.S

Volume Discount Chart
--------------------------------------------------------------------------------

                            AGENT DISCOUNT SCHEDULE
--------------------------------------------------------------------------------
Part Number      Description        Volume     Agent Cost   Suggested Resale
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
XTAN400H         ANSI 1.413.2 ADSL   1K Units    $160.00        $199.00
--------------------------------------------------------------------------------
                                     5K Units    $150.00        $189.00
--------------------------------------------------------------------------------
                                     10K Units   $145.00        $179.00
--------------------------------------------------------------------------------
                                     50K Units   $139.00        $175.00
--------------------------------------------------------------------------------

                                   EXHIBIT D

                                 Purchase Plan
                                 -------------

1. AGENT to purchase 50,000 units of XTAN400H ADSL CPE Adapter Card with the scheduled delivery over the next 7 months, with a minimum of 30,000 units to be delivered by 12/31/99. The purchase order placed for 50,000 units is to be non-cancelable, subject to Hanaro's written approval of interoperability. AGENT becomes exclusive agent for the Republic of Korea.

2. AGENT to open $1,000,000 US, Confirmed Irrevocable Letter of Credit to cover initial shipments, within 2 weeks of approval of this Agreement. Shipments will not begin until written approval of interoperability from Hanaro has been obtained along with regulatory approvals within Korea.

3. AGENT to purchase 100,000 Kits of XTAN400H ADSL components for manufacture of product in Korea starting in the Year 2000. If less than 100,000 Kits are purchased, then the terms of section 11.2 of this Agreement apply. Kit comprises the following components:

--------------------------------------------------------------------------------
   Qty            Description                 Xpeed PN          Packaging
--------------------------------------------------------------------------------
  1         ADSL Analog front end AS          XP201.0003         TQFP64
--------------------------------------------------------------------------------
  1         ADSL Physical Layer ASlC          XP201-0004         PQFP144
--------------------------------------------------------------------------------
  1         ADSL Bridge to PCI                XP201-0005         PQFP160
--------------------------------------------------------------------------------
  1         CRYSTAL.25Mhz                     XP211-0016         Half Height
--------------------------------------------------------------------------------
  1         VCXO                              XP211-0015
--------------------------------------------------------------------------------
  2         470uH,5%                          XP210-0063
--------------------------------------------------------------------------------
  2         560uH,5%                          XP210-0064
--------------------------------------------------------------------------------
  2         1000uH,5%                         XP210-0065
--------------------------------------------------------------------------------
  1         Transformer                       XP213-0015
--------------------------------------------------------------------------------

4. AGENT to purchase 100,000 kits or complete units of XTAN400H ADSL CPE Adapter Card per year for each of the years of 2001 and 2002, provided the Agent Agreement is not superceded by a bilateral Manufacturer Agreement.

5. Should conditions change for either party to this Agreement, both parties agree to work diligently to resolve those issues in good faith.

                                   EXHIBIT E

                                Service Addendum
                                ----------------

To be determined.